Exhibit 10.29

DEED POLL RELATING TO OPTION SCHEMES

ESTABLISHED BY LANZATECH NEW ZEALAND

LIMITED

______________________________________________________________________________

Executed by

LANZATECH NEW ZEALAND LIMITED

SCHEDULES

SCHEDULE 1 RULES RELATING TO THE LANZATECH 2006 SHARE OPTION SCHEME SCHEDULE 2 SCHEME MEMBER UNDERTAKING

THIS DEED POLL DATED 2006

PARTIES

1.	LANZATECH NEW ZEALAND LIMITED (Company)

BACKGROUND

A.	The Company proposes to establish a scheme for the purpose of enabling certain key persons connected to the Company and the Subsidiaries to acquire options to acquire shares issued by the Company.
B.	The Company may establish further schemes in the future under which Eligible Persons shall be able to acquire options to acquire shares issued by the Company.
C.	This Deed establishes the Lanzatech New Zealand Share Option Scheme to facilitate the establishment of the schemes referred to above.

WITNESSES AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION
1.1	Definitions: In this deed, unless the context indicates otherwise:

Board means the board of directors for the time being of the Company;

Business Day means a day on which the NZX is open for trading;

Deed means this deed poll and includes any modification or amendment to this deed poll for the time being in force and any schedules to this deed poll;

Dispute Notice means the notice referred to in clause 8.1;

Eligible Person means any person whom the Company determines from time to time in its absolute discretion shall be eligible to become a member of a Scheme provided that such person is:

(a)	a person employed by the Company or any Subsidiary;
(b)	a director of the Company or of any Subsidiary; and/or
(c)	a person including an agent, contractor or representative who provides personal services exclusively to the Company or any Subsidiary;

Lanzatech 2006 Share Option Scheme means the original share option Scheme contemplated by this Deed;

NZX means New Zealand Exchange Limited;

Options means options to acquire Ordinary Shares granted by the Company to an Eligible Person in accordance with the provisions of this Deed and the relevant Scheme, or any given tranche thereof;

Ordinary Shares means ordinary shares in the capital of the Company;

Rules means the terms and conditions of a Scheme and includes, in relation to the Lanzatech 2006 Share Option Scheme, the rules set out in Schedule 1 to this Deed;

Scheme means the Lanzatech 2006 Share Option Scheme or, if the context so requires, any other scheme established by the Company for the purposes of enabling Eligible Persons to acquire Options which refers to and is established pursuant to this Deed;

Scheme Member means an Eligible Person who has become a member of a Scheme by the offer and acceptance of Options;

Scheme Member Undertaking means a document which refers to this Deed and a Scheme and contains an undertaking by a Scheme Member to comply with the terms and conditions of this Deed and the relevant Scheme and to observe and perform his or her obligations under the Deed and the relevant Scheme, in or substantially in the form set out in Schedule 2 to this Deed or in such other form as is proposed by the Company from time to time;

Subsidiary means a subsidiary of the Company as that term is defined by the Companies Act 1993;

1.2

Assignment:  references to assignment shall include reference to sales, assignments, transfers, mortgages, pledges, charges, declarations of trust or any other dispositions or alienations (whether of legal or of beneficial interest);

1.3	Grant: references to grants shall include references to assignments;
1.4

Defined Expressions: expressions defined in the main body of this Deed have the defined meaning in the whole of the Deed including the background and the schedules (and in any option certificate issued pursuant to any Scheme);

1.5	Dollar and $: references to “dollars” and “$” are references to New Zealand dollars;
1.6	Headings: section, clause and other headings are for ease of references only and shall not affect this Deed’s interpretation;
1.7	Negative Obligations: any obligation not to do anything shall be deemed to include an obligation not to suffer, permit or cause that thing to be done;
1.8	Notices, etc: reference to one party notifying another party, or agreeing or objecting to any matter or making any nomination means that party notifying, agreeing, objecting or nominating, in writing;

1.9

Payment: any reference to, or obligation in this Deed which requires payment of money shall be a reference to, or deemed to be an obligation requiring payment of money in immediately available cleared funds;

1.10

Persons:  references to persons shall include reference to individuals, companies, corporations, partnerships, firms, joint ventures, associations, trust, organisations, governmental or other regulatory bodies or authorities and other entities, in each case whether or not having separate legal personality;

1.11	Plural and Singular: references to the plural shall include the singular and vice versa;
1.12	Schedules: the schedules to this Deed and the provisions and conditions contained in these schedules shall have the same effect as if set out in the body of this Deed;
1.13	Including: the term “including’ means “including without limitation”;
1.14

Sections; Clauses and Schedules: references to sections, clauses and schedules are references to this Deed’s sections, clauses and schedules, except that references to clauses in the schedules are references to clauses of those schedules;

1.15	Statutes and Regulations: references to any statutory provision shall include any statutory provision which amends or replaces it and any subordinate legislation made under it;
1.16	Listing Rules: references to the Listing Rules of the NZX and/or to notices pursuant to the Securities Markets Act 1988 shall include any rule or notice which amends or replaces it;
1.17	Company acting through Board: any reference in this Deed to the Company taking any action, including making any determination, shall be a reference to the Company so acting through its Board.
2.	ESTABLISHMENT OF SCHEME
2.1

Establishment: The Company hereby establishes the Lanzatech New Zealand Share Option Scheme under which it may grant Options to Eligible Persons and the Company may from time to time in the future establish other Schemes.

2.2

Application: This Deed shall apply individually to every Scheme established by the Company pursuant to clause 2.1 and every reference to a Scheme in this Deed shall, in relation to any such Scheme, be read as a reference to such Scheme.

3.	GRANT AND NUMBER OF OPTIONS
3.1	Grant: When a Scheme is established pursuant to this Deed, the Board may offer and grant Options to an Eligible Person in accordance with the terms and conditions of the Scheme.
3.2	Number of Securities: The number of Options to be offered or granted to any Eligible Person or under any Scheme shall be determined by the Board.

4.	TERMS OF OFFER

Options shall be offered in such manner and with such rights or restrictions as are set out in the Rules or subject to such other special terms and conditions as the Board may from time to time, in its absolute discretion, determine. In particular, but without limitation, the Board may differentiate between persons as to their eligibility under any Scheme, the extent to which they may participate in any Scheme and the terms and conditions upon which they may be offered, be granted or deal with Options.

5.	SCHEME MEMBER UNDERTAKING

Membership of a Scheme by an Eligible Person shall, unless the Board determines otherwise, be subject to and conditional upon the Eligible Person executing a Scheme Member Undertaking.

6.	AMENDMENT

The Board may from time to time modify or amend all or any of the provisions of this Deed or the Rules and any such modification or amendment shall be embodied in a Deed executed by the Company and forwarded to all Scheme Members, provided that no modification or amendment may be made which shall substantially adversely affect the financial position of any Scheme Member unless that Scheme Member consents to the modification or amendment or the modification or amendment is consented to in writing by at least 75% of all then current Scheme Members holding Options under the relevant Scheme.

7.	NO ASSIGNMENT ETC

The entitlements, rights and interests of each Scheme Member under a Scheme (including rights and interests in relation to an Option) are strictly personal and shall not in any way be assigned, transferred or charged unless the Rules provide otherwise or the Board (in its sole discretion) determines otherwise.

8.	DISPUTE RESOLUTION
8.1

Written Notice: In the event of a dispute concerning the provisions of this Deed or any Rules arising between a Scheme Member and the Company, then the person claiming that a dispute has arisen must give written notice to the other specifying the nature of the dispute (Dispute Notice).

8.2

Mediation: Any person sending or receiving a Dispute Notice (Party) may require any dispute, which has not been resolved within 10 Business Days of the date of the Dispute Notice, to be referred to mediation. The mediator shall be appointed by both Parties, or failing agreement within 5 Business Days of the date of reference to mediation, appointed by the Chairperson of the New Zealand Chapter of Lawyers engaged in Alternative Dispute Resolution. The mediator shall conduct the mediation in accordance with the guidelines agreed between the Parties or, if the Parties cannot agree within 10 Business Days following appointment of the mediator, in accordance with the guidelines set by the mediator. The costs and expenses of the mediator shall be shared by the Parties equally.

8.3

Arbitration: In the event that the dispute is not resolved by mediated agreement or otherwise within 30 Business Days of the date of the Dispute Notice, either Party may by written notice served on the other Party require the dispute to be determined by the arbitration of a single arbitrator. The arbitrator shall be appointed by the Parties or, failing agreement within 5 Business Days of service of the date of reference to arbitration, shall be appointed at the request of either Party by the president or vice-president for the time being of the Auckland District Law Society. The arbitration shall be conducted as soon as possible in accordance with, and subject to the provisions of, the arbitration statutes for the time being in force in New Zealand.

9.	EMPLOYMENT RIGHTS

A Scheme Member waives any rights to compensation or damages in consequence of the termination of his or her employment (if any) and/or directorship (if any) with the Company or any Subsidiary for any reason whatsoever insofar as those rights arise, or may arise, from his or her ceasing to be entitled to any Options as a result of such termination.

10.	NOTICES
10.1

Method of Delivery: Any notice or other communications required or permitted under this Deed and any Rules shall be sufficiently given if in writing and personally delivered or sent by facsimile, post, or by courier, addressed, if to the Company, as follows, or to such other address as the Company shall have given notice of under this Deed:

If to the Company:

Address:	Lanzatech New Zealand Limited
Withers Tsang & Co Limited
24-26 Pollen Street
Ponsonby
Auckland
Attention:	Chief Executive

Telephone number:	[ ]
Facsimile number:	[ ]

10.2	Change of Details: The notice details given in clause 10.1 may be varied by the Company as appropriate at any time by notice given in accordance with that clause.
10.3	Receipt: Any notice or demand given by either party to the other shall be conclusively deemed to be received by the intended recipient:
(a)	in the case of delivery by hand, when actually delivered;
(b)	in the case of delivery by post, on the third Business Day after posting;

(c)

in the case of facsimile, on the Business Day on which it is despatched or, if despatched on a Non-Business Day or after 5pm (in the place of receipt) on a Business Day, on the next Business Day after the date of despatch.

Executed as a deed poll

SIGNED by LANZATECH NEW

ZEALAND LIMITED by:

Ross Graham Clark
Full name of director	Signature of director

Richard Llewellyn Sydney Clark
Full name of director	Signature of director

SCHEDULE 1

RULES RELATING TO THE LANZATECH 2006 SHARE OPTION SCHEME

1.	INTRODUCTION
1.1	Name: The name of this scheme is the Lanzatech 2006 Share Option Scheme.
1.2

Purpose: The Scheme is intended to create incentives for, and enable the Company and its Subsidiaries to attract and/or retain, key persons connected to the Company and its Subsidiaries, by conferring on them a right to participate in the equity of the Company.

1.3	Defined Terms: Further definitions specific to this Scheme are set out in clause 9.
2.	OFFER OF OPTIONS
2.1	Content of Offer: The Board may make an offer of Options to an Eligible Person. Each offer shall:
(a)	be in writing;
(b)	enclose details of the Scheme;
(c)	specify the number of Options to be granted to the Eligible Person;
(d)	specify the Exercise Period or Exercise Periods for exercise of the Options, including tranches (if any) of the Options;
(e)	specify the conditions (if any) which must be satisfied before the Options may be exercised;
(f)	specify the Exercise Price or Exercise Prices for exercise of the Options;
(g)	specify the minimum number or multiple of a number of Options for exercise of the Options;
(h)	specify the date by which the offer of Options must be accepted;
(i)	provide a form of Option Certificate setting out certain of the details referred to above; and
(j)	where the Board so requires, provide that it shall be a condition of Exercise of the Options that the Eligible Person execute and deliver to the Company an Accession Deed.
2.2	Maximum Number: The maximum number of Options to be offered to any Eligible Person under the Scheme in any 12 month period shall be determined by the Board.
3.	ACCEPTANCE OF OFFER OF OPTIONS

Schedule 1: Rules Relating to the Lanzatech 2006 Share Option Scheme

3.1

Response: An Eligible Person who wishes to accept an offer of Options must return to the Company a completed acceptance of the letter of offer and completed Scheme Member Undertaking, by 5.00pm on the 12th Business Day following the date of the offer or such later date as the Board advises in writing.

3.2Acknowledgement:In accepting an offer of Options, an Eligible Person acknowledges that:

(a)	the terms of the Scheme are binding on him or her; and
(b)

participation in the Scheme does not affect the terms of the Eligible Person’s employment (if any) or prospective employment (if any). In no event shall the Company be deemed, by making an offer of Options, to have represented that any employment or prospective employment shall continue until, during and/or beyond the Exercise Period.

3.3	Grant: On receipt of acceptance of an offer of Options from an Eligible Person the Board shall grant Options, and send an Option Certificate, as soon as practicable to the Scheme Member.
4.	EXERCISE OF OPTIONS
4.1	Exercise: Subject to clauses 4.2 and 4.3, Options may be exercised on any Business Day during the Exercise Period, unless:
(a)	the Company considers that the exercise is not permitted by the Rules; or
(b)	there has been a Lapse Event prior to the Exercise Period or any conditions that must be satisfied before exercise have not been satisfied; or
(c)	the Options have expired under clause 5.

4.24.2Change of Control: Notwithstanding clause 4.1, the Company may, by notice to all Scheme Members, require the Options to be exercised where the Board resolves to list the share capital of the company on the official list of a stock exchange or market, or a person (excluding the Company) or a group of associated persons acquires a beneficial (or legal and beneficial) interest in at least 50% of the total voting rights (as defined in the Takeovers Code Approval Order 2000) in the Company, provided that:

(a)	the exercise of any Options pursuant to such notice shall take place within 15 Business Days of the date of that notice;
(b)	the failure of a Scheme Member to exercise any Options pursuant to this clause 4.2 shall result in the Options lapsing (Sale Lapse Event);
(c)	the Options shall be exercisable pursuant to such notice unless:
(i)	the Company considers that the exercise is not permitted by the Rules; or

Schedule 1: Rules Relating to the Lanzatech 2006 Share Option Scheme

(ii)	there has been a Lapse Event prior to the date of the notice; or
(iii)	the Options have expired pursuant to clause 5; and
(d)	any such notice given under this clause 4.2 may be subsequently withdrawn by the Company including under a reconstituted Board.
4.3

Exercise Notice: Subject to clause 5 and the terms of grant of Options, a Scheme Member may exercise part or all of the Options (subject to the minimum number set out in clause 4.5, or such other minimum number or multiple of a number of Options prescribed by the Company from time to time and advised in the offer of Options), by a notice in writing to the Company in such form as the Company may from time to time specify, detailing the Options exercised.

4.4	Payment: Contemporaneously with the exercise notice provided under clause 4.3, on the Exercise Date the Scheme Member shall:
(a)	remit to the Company the Exercise Price,
(b)	where required by the Board, deliver to the Company an executed Accession Deed, and
(c)

surrender to the Company the relevant Option Certificate. If fewer than all the Options comprised in a certificate are exercised, a replacement Option Certificate shall be issued for the remaining Options.

4.5	Minimum Number: The minimum number of Options that may be exercised on any one occasion shall be the lesser of 1,000 Options or the balance then remaining.
4.6

Issue: Subject to the provisions of clause 6, within five Business Days after the date on which the Company receives payment of the relevant Exercise Price and the relevant Option Certificate under this clause 4, the Company shall issue, transfer or procure the transfer of Ordinary Shares to the Scheme Member, unless this clause 4 precludes the exercise of Options (in which case, the Company shall give notice to the Scheme Member accordingly, refund the Exercise Price (without interest) and return the Option Certificate).

4.7

Ranking: Subject to the provisions of clause 6, Ordinary Shares issued or transferred to a Scheme Member pursuant to the exercise of an Option shall be credited as fully paid and shall rank equally in all respects with all other Ordinary Shares on issue at the Exercise Date, except for any dividend in respect of which the Record Date occurred prior to the Exercise Date.

4.8

Bonus Issues etc: If there is a bonus issue to the holders of the Ordinary Shares, the number of Ordinary Shares to be received on the exercise of an Option shall be increased (or additional Ordinary Shares may be reserved for issue on exercise of an Option) by the number of Ordinary Shares which the Scheme Member would have received if that Option had been exercised before the Record Date for the issue.

Schedule 1: Rules Relating to the Lanzatech 2006 Share Option Scheme

4.9

Proportionate Reconstruction: If there is a consolidation or subdivision or similar proportionate reconstruction of the Ordinary Shares, the number of Ordinary Shares to be received on the exercise of an Option may be consolidated or subdivided in the same ratio and the Exercise Price amended in inverse proportion to that ratio.

4.10	Notice: The Company shall give notice of any adjustment to the number of Ordinary Shares to be received on the exercise of Options to all Scheme Members affected.
5.	EXPIRATION OF OPTIONS
5.1	Exercise Period Passed: Subject to clause 4.3, an Option shall expire on the expiry of the Exercise Period for such Option.
5.2	Lapse Event: An Option shall expire (subject to a determination by its Board to the contrary) on the occurrence of a Lapse Event.
5.3	After Exercise: Nothing in this Scheme as to expiry shall apply to an Option which has been exercised.
6.	VESTING AND RESUMPTION OF SHARES

Ordinary Shares issued or transferred as the result of the exercise of an Option shall immediately vest in and be transferred to the Scheme Member and shall not be in any way be subject to the provisions of the Scheme.

7.	MISCELLANEOUS
7.1

Amendment: The Company may from time to time modify or amend all or any of the provisions of the Scheme or the Rules and any such modification or amendment shall be embodied in a Deed executed by the Company and forwarded to all Scheme Members, provided that no modification or amendment may be made which shall substantially adversely affect the financial position of any Scheme Member unless that Scheme Member consents to the modification or amendment or the modification or amendment is consented to in writing by at least 75% of all then current Scheme Members holding Options under the relevant Scheme.

7.2

Spirit of the Scheme: If any circumstance arises which might result in the spirit and intent of the Scheme not being fulfilled, the Company shall use all reasonable endeavours to effect any modification to the Scheme required to preserve that spirit and intent.

7.3	Fractions: If a calculation or adjustment under the Scheme produces a fraction of a cent or Ordinary Share, the product shall be rounded to the nearest whole number favourable to the Scheme Member.
7.4

Delay: No failure, delay or indulgence by the Company in exercising any power or right conferred on it under the Scheme shall operate as a waiver of that power or right nor shall a single exercise of a power or right preclude further exercises of or the exercise of any other power or right under the Scheme.

Schedule 1: Rules Relating to the Lanzatech 2006 Share Option Scheme

7.5	Disputes: Any dispute or difference affecting the issue or exercise of the Options shall be determined by the Company whose decision shall be final and binding in all respects.
7.6	Dispute Resolution:
(a)

Written Notice: In the event of a dispute concerning the provisions of this Scheme or any Rules arising between a Scheme Member and the Company, then the person claiming that a dispute has arisen must give written notice to the other specifying the nature of the dispute (Dispute Notice).

(b)

Mediation: Any person sending or receiving a Dispute Notice (Party) may require any dispute, which has not been resolved within 10 Business Days of the date of the Dispute Notice, to be referred to mediation. The mediator shall be appointed by both Parties, or failing agreement within 5 Business Days of the date of reference to mediation, appointed by the Chairperson of the New Zealand Chapter of Lawyers engaged in Alternative Dispute Resolution.  The mediator shall conduct the mediation in accordance with the guidelines agreed between the Parties or, if the Parties cannot agree within 10 Business Days following appointment of the mediator, in accordance with the guidelines set by the mediator. The costs and expenses of the mediator shall be shared by the Parties equally.

(c)

Arbitration: In the event that the dispute is not resolved by mediated agreement or otherwise within 30 Business Days of the date of the Dispute Notice, either Party may by written notice served on the other Party require the dispute to be determined by the arbitration of a single arbitrator. The arbitrator shall be appointed by the Parties or, failing agreement within 5 Business Days of service of the date of reference to arbitration, shall be appointed at the request of either Party by the president or vice-president for the time being of the Auckland District Law Society. The arbitration shall be conducted as soon as possible in accordance with, and subject to the provisions of, the arbitration statutes for the time being in force in New Zealand.

7.7

Correspondence: Any correspondence from a Scheme Member to the Company or the Board concerning the Options shall be delivered or posted to the registered office of the Company or to such other address as may be notified by the Board in writing. Any correspondence from the Company or the Board to a Scheme Member concerning the Options shall be delivered to the Scheme Member or posted to the Scheme Member’s last known residential address.

7.8

Employment: If a Scheme Member is an Employee, he or she acknowledges in acceptance of an offer of Options that nothing in the Scheme or issue of the Options is relevant to his or her employment terms.

7.9

Employment Rights: A Scheme Member waives any rights to compensation or damages in consequence of the termination of his or her employment (if any) with the Company or any Subsidiary for any reason whatsoever insofar as those rights arise, or may arise, from his or her ceasing to be entitled to any Options as a result of such termination.

Schedule 1: Rules Relating to the Lanzatech 2006 Share Option Scheme

8.	NOTICES
8.1

Method of Delivery: Any notice or other communications required or permitted under this Scheme and any Rules shall be sufficiently given if in writing and personally delivered or sent by facsimile, post, or by courier, addressed, if to the Company, as follows, or to such other address as the Company shall have given notice of under this Scheme:

If to the Company:

Address:	Lanzatech New Zealand Limited
Withers Tsang & Co Limited
24-26 Pollen Street
Ponsonby
Auckland

Attention:	Chief Executive
Telephone number:	[ ]
Facsimile number:	[ ]

8.2	Change of Details: The notice details given in clause 8.1 may be varied by the Company as appropriate at any time by notice given in accordance with that clause.
8.3	Receipt: Any notice or demand given by either party to the other shall be conclusively deemed to be received by the intended recipient:
(a)	in the case of delivery by hand, when actually delivered;
(b)	in the case of delivery by post, on the third Business Day after posting;
(c)

in the case of facsimile, on the Business Day on which it is despatched or, if despatched on a Non-Business Day or after 5pm (in the place of receipt) on a Business Day, on the next Business Day after the date of despatch.

9.	INTERPRETATION

In this Schedule, unless the context otherwise requires:

Accession Deed means a deed of accession to the Shareholders’ Agreement whereby the Eligible Person accedes to such agreement(s), in form approved by the Company;

Director means a director of the Company or a Subsidiary;

Employee means a person who, at the date of offer of Options, is an employee of the Company or any Subsidiary;

Exercise Date means the date on which an Option is exercised;

Exercise Period means the period commencing on the date of grant of the relevant Options and ending on the date falling on the seventh anniversary of the date of grant of the relevant Options;

Schedule 1: Rules Relating to the Lanzatech 2006 Share Option Scheme

Exercise Price means, in respect of the Initial Options, $1.10 per Share and, in respect of any Further Options, such price per Share as the Board determines from time to time;

Further Options means any further Options granted by the Board under this Scheme (which, for the avoidance of doubt, excludes the Initial Options);

Initial Options means the Options the grant of which was approved by the Board on or about the date hereof (being up to 61,500 Options);

Lapse Event means (i) a Sale Lapse Event, or (ii) the occurrence of an event by which a Scheme Member who (at the date of offer of the relevant Option) is an Employee and/or a Director ceases to be an Employee or a Director for any reason whatsoever (including, without limitation, death, normal retirement or resignation, ill health, accident or redundancy, or termination by the Company) or who ceases to be an Employee and/or Director of a Subsidiary because such subsidiary ceases to be a Subsidiary of the Company and does not continue (or is not immediately re-employed) as an Employee and/or Director, provided that the Board may, in its absolute discretion, determine that any given circumstances do not constitute a Lapse Event. In this definition the date of cessation of employment or directorship shall be the date upon which the relevant person gives or is given or purportedly gives or is purportedly given notice of termination of his or her contract of employment or of his or her appointment as director;

Listing Rules means the Listing Rules of the NZX;

Option Certificate means a certificate evidencing Options, including the Schedule (if any) to such certificate;

Record Date bears the same meaning as it bears in the Listing Rules; and

Shareholders’ Agreement means the shareholders’ agreement between the Company and its shareholders dated 1 December 2005 (as amended) or any shareholders’ agreement between the Company and its shareholders which replaces such shareholders’ agreement from time to time.

SCHEDULE 2

SCHEME MEMBER UNDERTAKING

To:Lanzatech New Zealand Limited

I, [name of Scheme Member], being an Eligible Person to whom an offer of Options has been made, hereby undertake to comply with the terms and conditions of the [relevant scheme] Scheme, and to observe and perform my obligations under the [relevant scheme] Scheme.

Without limiting the generality of this undertaking, I hereby confirm the following matters:

●	(clause 7.8 of the Scheme): Nothing in the Scheme or issue of the Options is relevant to the terms of my employment (if any);
●	(clause 7.9 of the Scheme): I waive any rights to compensation or damages in consequence of the termination of my employment (if any) with the Company or any Subsidiary for any reason whatsoever insofar as those rights arise, or may arise, from my ceasing to be entitled to any Options and/or Ordinary Shares as a result of such termination;
●	(clause 7.6 of the Scheme): The provisions of clause 7.6 of the Scheme set out the procedure in the event of dispute:
●	In the event of a dispute concerning the provisions of this Scheme or any Rules arising between a Scheme Member and the Company, then a person claiming that a dispute has arisen must give written notice to the other or others specifying the nature of the dispute (Dispute Notice).
●	Any person sending or receiving a Dispute Notice (Party) may require any dispute, which has not been resolved within 10 Business Days of the date of the Dispute Notice, to be referred to mediation. The mediator shall be appointed by both Parties, or failing agreement within 5 Business Days of the date of reference to mediation, appointed by the Chairperson of the New Zealand Chapter of Lawyers engaged in Alternative Dispute Resolution. The mediator shall conduct the mediation in accordance with the guidelines agreed between the Parties or, if the Parties cannot agree within 10 Business Days following appointment of the mediator, in accordance with the guidelines set by the mediator. The costs and expenses of the mediator shall be shared by the Parties equally.
●	In the event that the dispute is not resolved by mediated agreement or otherwise within 30 Business Days of the date of the Dispute Notice, either Party may by written notice served on the other Party require the dispute to be determined by the arbitration of a single arbitrator. The arbitrator shall be appointed by the Parties or, failing agreement within 5 Business Days of service of the date of reference to arbitration, shall be appointed at the request of either Party by the president or vice-president for the time being of the Auckland District Law Society. The arbitration shall be conducted as soon as possible in accordance with, and subject to the provisions of, the arbitration statutes for the time being in force in New Zealand.

Schedule 1: Rules Relating to the Lanzatech 2006 Share Option Scheme

●	(clause 8 of the Scheme): For the purposes of this undertaking, my address for service is as follows:

Address:

Attention:

Telephone number:

Facsimile number:

The notice details given above may be varied by me at any time by notice given in accordance with clause 8 of the Scheme.

Terms used in this undertaking and defined in the Scheme shall have the same meaning when used in this undertaking.

Dated:

SIGNED by [ ]
in the presence of:
	[	]
Witness:

Signature of witness

Full name of witness

Occupation of witness

Address of witness